Exhibit 10.1

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT ("Agreement") is made effective the 1st day of January, 2005 ("Effective Date"), by and between Arcadia Resources, Inc., a Nevada corporation ("Employer") and Rebecca R. Irish, a Florida resident ("Employee").

                              W I T N E S S E T H:

        WHEREAS, subject to the terms and provisions of this Agreement, Employer desires to employ Employee in the positions set forth herein and Employee desires to accept such employment.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

        1. "AT WILL" EMPLOYMENT. Employer hereby employs Employee on an "AT WILL" basis and Employee hereby accepts such employment, in accordance with the terms and conditions hereinafter set forth. Employee acknowledges and agrees that her employment with Employer is and shall remain on an "AT WILL" basis, and that nothing contained in this Agreement is intended to confer to Employee any guaranty of continued employment with Employer. Accordingly, either Employee or Employer may terminate the employment relationship at any time, with or without cause, upon thirty (30) days prior written notice.

        2. DUTIES AND RESPONSIBILITIES. Employee shall serve as the Chief Financial Officer of Employer on a full-time basis and shall report to the Chief Executive Officer of Employer. Employee shall perform such duties and responsibilities assigned to her from time to time by the Chief Executive Officer and by the Board of Directors of the Employer that are consistent with the titles held by Employee. If requested by the Board of Directors, Employee shall serve on any committee established by the Board of Directors without additional compensation. Employee agrees to use her best efforts to perform any and all duties, responsibilities and other services necessary or appropriate to perform the functions of her position, as modified, expanded or assigned, from time to time, by the Chief Executive Officer and/or the Board of Directors of Employer. During the term of this Agreement, Employee shall devote substantially all of her business time and efforts to the performance of her duties and responsibilities to the Employer. Employee agrees not to work for any other business or enterprise during the course of her employment with Employer, whether as an employee, agent, independent contractor or in any other capacity whatsoever, except passive ownership of real estate interests.

        3. COMPENSATION AND BENEFITS. Employer agrees to pay and provide Employee and Employee agrees to accept in full consideration for her services to Employer, the following:

                A. SALARY. A base salary ("Base Salary") of One Hundred Twenty Five Thousand ($125,000.00) Dollars per annum, less applicable withholdings, payable in accordance with the normal payroll practices of Employer. Employee's Base Salary may be increased from time to time at the discretion of the Board of Directors of the Employer.

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                B. ANNUAL BONUS. Employee shall be eligible to receive an annual cash bonus as determined by the Board of Directors, in its sole discretion, at the end of each fiscal year of the Employer. Nothing contained herein shall, however, require that any bonus be paid and it shall remain discretionary with the Board of Directors of the Employer.

                C. VACATION AND SICK TIME. Employee shall be entitled to take up to four (4) weeks of paid vacation per year, plus a limited amount of paid time off for sickness, disability, or other personal reasons in accordance with the Employer's general time-off policies in effect from time to time for its employees.

                D. FRINGE BENEFITS/RETIREMENT PLAN. Employee shall be entitled to health care benefits, and additionally to participate in such additional fringe benefits and qualified retirement plans and stock option plans offered by Employer to its employees generally from time to time, in accordance with Employer's eligibility and participation provisions of such plans.

                E. EXPENSE REIMBURSEMENT. The Employer shall reasonably promptly reimburse Employee all reasonable out-of-pocket expenses incurred by her in connection with the performance of her duties on behalf of the Employer and upon Employee's submission of such receipts and records as may be necessary to evidence such expenses.

                F. VEHICLE ALLOWANCE. Employee shall receive a monthly vehicle allowance of Six Hundred and no/100 ($600.00) Dollars.

        4. OBLIGATION UPON TERMINATION OF EMPLOYMENT

                A. TERMINATION AND SEVERANCE PAYMENT. Subject to Section 4(B) immediately below, if the Employer terminates this Agreement and Employee's employment for any reason, then the Employer shall pay Employee the unpaid Base Salary and benefits earned and accrued through the date of termination, plus all unreimbursed expenses through such date, plus the Employer shall pay, as severance, an amount equal to the product obtained by multiplying Employee's Base Salary in effect on the date of termination, by one-half (1/2). Fifty percent (50%) of such severance amount, less applicable withholdings, shall be made within thirty (30) days following the termination of this Employee's employment and the balance shall be paid, less applicable withholdings, in six (6) equal monthly installments, with the first installment due and payable within ninety (90) days following the termination of Employee's employment. No interest shall be paid on the severance amounts set forth in this paragraph.

                B. TERMINATION FOR CERTAIN REASONS. If this Agreement and Employee's employment is terminated by the Employer for any one or more of the following reasons, then in such case Employer shall only be obligated to pay Employee the amount of any unpaid Base Salary earned and accrued through the date of termination, together with any unreimbursed expenses:

                        (i) The conviction of any crime involving moral

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                        (ii) The conviction of, or pleading guilty or no contest
                to, any crime, whether or not involving the Employer, constituting a felony in the jurisdiction involved, which the Board of Directors, in its sole discretion, determines may have an injurious effect on the Employer;

                        (iii) The Employee's gross negligence, willful
                misconduct, insubordination, or the willful and repeated failure or refusal to perform such duties as may be properly delegated to Employee by the Board of Directors or Chief Executive Officer which are consistent with the Employee's position;

                        (iv) The failure to act in the best interest of the
                Employer or the non-performance of her duties within fourteen
                (14) days following receipt of written notice from the Employer of such failure or non-performance, provided such is consistent with the duties normally associated with Employee's position and not violative of applicable laws.

                C. NO FURTHER OBLIGATIONS. Upon the termination of Employee's employment under 4A or 4B above, Employer shall have no further liability or obligation whatsoever to Employee or her personal representative, estate, heirs, beneficiaries, or any other person claiming by, under or through her, except as stated in such Sections.

        5. INVENTIONS. If any at time Employee shall, either alone or with others, make, devise, create, invent or discover any inventions, improvements, modifications, developments, ideas, products, property, formulas, know-how, designs, models, processes, prototypes, sketches, drawings, plans or other matters whatsoever (whether or not capable of being protected by letters of patent, registration, copyright, registered trademark, service marks or other protection) which, in any manner, relate to, arise out of, or are in connection with the present or future business prospects or activities of Employer (collectively "Inventions"), all such Inventions shall immediately be and remain the sole and exclusive property of Employer and Employee shall immediately and confidentially communicate a description of the Invention to Employer and to no other party at any time, and if Employer so desires, Employee shall execute all documents and instruments and do all things as may be requested by Employer in order to forever vest all right, title and interest in such Invention solely in Employer and to obtain such letters of patent, copyrights, registrations or other protections as Employer may, from time to time, desire.

        6. CONFIDENTIALITY. Employee acknowledges and agrees that at all times during and following the termination of her employment with Employer under any circumstances, she shall not use or disclose (i) any information, knowledge or data relating in any way to the business, financial condition, sales, public and private sources of financing, sales, customers, operations, suppliers, products, services, Inventions, business relationships, manufacturing, technologies or services of Employer, or (ii) any other proprietary or confidential information, knowledge, data or details of the past, present or future business affairs or practices of Employer (items (i) and (ii) are hereafter referred to as "Confidential Information"), except Employee may use any such Confidential Information provided to her as necessary during the term of this Agreement for purposes of carrying out her duties hereunder for Employer's benefit provided adequate measures are taken to protect the confidentiality thereof. Employee covenants and agrees that (i) the use and disclosure restrictions applicable to Confidential Information shall also apply to all


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documents or other materials containing any Confidential Information
("Confidential Materials"), (ii) all Confidential Materials are and shall remain at all times the sole exclusive property of Employer and (iii) upon termination of employment, Employee shall promptly return all Confidential Materials, and all copies and extracts thereof, to Employer and at no time shall any Confidential Materials be used, copied, published, circulated or disclosed, in any manner whatsoever, except as specifically authorized in writing by Employer.

        7. COVENANT-NOT-TO-COMPETE. Employee covenants and agrees that during the course of her employment and for the one (1) year period following termination of her employment ("Restricted Period"), Employee shall not within 60 miles of any location of the Employer or its affiliates (collectively the "Restricted Area"), in any manner, directly or indirectly, through intermediaries or other persons or entities, either as owner, shareholder, director, officer, manager, member, agent, consultant, creditor, representative, investor, partner, employee, or on behalf of any other person or entity, or in any other capacity whatsoever (excepting Employee's passive ownership of less than 5% of the securities of a publicly traded entity) (i) engage in, assist, provide capital, services, advice or information to, or in any manner whatsoever become associated with any business or enterprise that offers products or services similar in type, nature, style, function or purpose with those currently offered by the Employer or its affiliates or any business or enterprise that is competitive with or similar to any business currently conducted by the Employer or its affiliates, (ii) contact for any business purpose, solicit or attempt to solicit any supplier, customer, agent, representative or employee of the Employer or its affiliates, or otherwise interfere with or attempt in any manner to disrupt any relationship or agreement between the Employer or its affiliates and any of its customers, employees, agents, representatives or others doing business with the Employer or its affiliates, or (iii) compete with the Employer or its affiliates ("Restricted Activities"). Employee agrees that any Restricted Activities outside the Restricted Area with respect to or directly or indirectly relating to any portion of the Restricted Area shall be deemed conducted within the Restricted Area and prohibited hereby.

        8. ENFORCEABILITY. Employee expressly agrees and acknowledges that a loss arising from a breach of any provision under Paragraphs 5, 6 or 7 may not be reasonably and equitably compensated by money damages. Therefore, Employee agrees that in a case of any such breach, Employer shall be entitled to injunctive and/or other extraordinary relief in order to prevent Employee from engaging in any of the foregoing prohibited activities, which relief shall be cumulative and in addition to any and all other additional remedies to which Employer may be entitled to at law or equity. In the event that any court of competent jurisdiction shall determine that any part or all of the provisions of Paragraphs 5, 6 or 7 are unenforceable or invalid due to the scope of the activities restrained, the geographical extent of the restraints imposed, the duration of the restraints imposed, or otherwise, the parties hereby expressly intend, agree and stipulate that under such circumstances, the provisions of Paragraphs 5, 6 and 7 shall be enforceable to the fullest extent and scope permitted by law and that the parties shall be bound by any judicial modifications to the provisions therein which said court of competent jurisdiction may make in order to carry out the intentions of the parties as provided herein.

        9. GOVERNING LAW AND ARBITRATION. This Agreement and all disputes arising out of Employee's employment shall be governed by and construed in accordance with the laws of the State of Michigan, notwithstanding the fact that either party is or may hereafter become


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domiciled or located in a different state. Any dispute, controversy or claim arising out of or relating to this Agreement or Employee's employment, whether arising in contract, tort or otherwise, shall be resolved at arbitration in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The arbitration shall be held at a location within Oakland County, Michigan. The parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Michigan or by any other court of competent jurisdiction.

        10. WAIVER OF BREACH. The waiver of breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power hereby granted to any Party or allowed it by law shall be cumulative and not exclusive of any other.

        11. SEVERABILITY. If any of the provisions of this Agreement or the application thereof to any party under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement or the application thereof.

        12. INTERPRETATION OF AGREEMENT. Where appropriate in this Agreement, words used in the singular shall include the plural, and words used in the masculine shall include the feminine and neuter. All headings that are used in this Agreement are for the convenience of the reader only and shall not be used to limit or construe any of the provisions hereof.

        13. SURVIVAL OF PROVISIONS. The obligations of Employee under Paragraphs 4, 5, 6, 7 and 8 of this Agreement are continuing and shall survive the termination or expiration of this Agreement under any circumstances whatsoever.

        14. AMENDMENT OF AGREEMENT. The terms and provisions of this Agreement may be altered or amended in any of their provisions only by the mutual written agreement of the parties hereto.

        15. SUCCESSORS. The Agreement shall inure to the benefit of Employer and its successors, but may not be assigned or delegated by Employee as it requires Employee's personal services.

        16. ADVICE OF COUNSEL. Employee is entering into this contract freely and voluntarily, and has been advised to seek the advice of her legal counsel prior to entering into this Agreement.

        17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all other previous or contemporaneous communications, representations, understandings, agreements, negotiations and discussions, either oral or written, between the parties. The parties acknowledge and agree that there are no written or oral agreements, understandings, or representations, directly or indirectly related to this Agreement that are not set forth herein.

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        18. COUNTERPART/FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective the date and year first above written.

                                              "EMPLOYER"

                                              ARCADIA RESOURCES, INC.,
                                              a Nevada corporation

                                              By:    /s/ Lawrence R. Kuhnert

                                                     ---------------------------

                                              Its:    Vice Chairman of Finance
                                                      (Principal Financial and
                                                      Accounting Officer),
                                                      President and
                                                      Chief Operating Officer.

                                              "EMPLOYEE"

                                              /s/ Rebecca R. Irish
                                              ---------------------------------
                                              Rebecca R. Irish